Exhibit 99.1

Contacts: Pat Sheaffer or Ron Wysaske, Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Earns $341,000 in Second Fiscal Quarter of 2014
Highlighted by Continued Credit Quality Improvements and Operating Efficiencies

Vancouver, WA – October 29, 2013 - Riverview Bancorp, Inc. (Nasdaq GSM: RVSB) (“Riverview” or the “Company”) today reported net income of $341,000, or $0.02 per diluted share, in its second fiscal quarter ended September 30, 2013. This compares to net income of $1.6 million, or $0.07 per diluted share, in the preceding quarter and $1.8 million, or $0.08 per diluted share, in the second quarter a year ago.

“Our second quarter profits are a result of our improved credit quality metrics and sound capital ratios, making Riverview profitable for the fifth consecutive quarter,” said Pat Sheaffer, Chairman and CEO. “Going forward we will continue to work on improving our asset quality and growing our loan portfolio, while looking for opportunities to grow our core customer deposits and build new client relationships in our existing footprint.”

Second Quarter Highlights (at or for the period ended September 30, 2013)

•	Net income was $341,000, or $0.02 per diluted share
•	Net interest margin was 3.37% for the quarter
•	Nonperforming assets decreased $4.9 million during the quarter to $29.7 million (14.2% decline)
•	Classified assets decreased $1.2 million during the quarter to $58.6 million (2.0% decline)
•	Net charge-offs for the second quarter totaled just $1,000 compared to net recoveries of $554,000 in the preceding quarter and net charge-offs of $1.3 million in the second quarter a year ago
•	Core deposits were strong and accounted for 96% of total deposits
•	Capital levels continue to exceed the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 16.03% and a Tier 1 leverage ratio of 10.20%

Credit Quality

Classified assets decreased $1.2 million during the quarter to $58.6 million at September 30, 2013 compared to $59.8 million at June 30, 2013 and $103.3 million at September 30, 2012. The classified assets to total capital ratio decreased to 64.4% at September 30, 2013.

“Our classified asset team has continued to make meaningful progress in reducing our level of problem assets, with nonperforming loans, real estate owned (“REO”) and net charge-offs improving during the quarter,” said Ron Wysaske, President and COO. “Our expectation is that classified assets will continue to decline in the fiscal year based on the significant amount of progress our team has made working on our existing problem assets.”

Nonperforming loans declined $5.2 million during the quarter to $16.2 million, or 3.09% of total loans, at September 30, 2013 compared to $21.4 million, or 4.07% of total loans at June 30, 2013. The improvement was primarily due to a $4.0 million commercial real estate (“CRE”) loan in Portland that was paid down and returned to accrual status during the quarter.

REO balances were $13.5 million at September 30, 2013 compared to $13.2 million at June 30, 2013 and $24.5 million at September 30, 2012.  During the quarter, REO sales totaled $1.4 million with write-downs of $377,000 and additions of $2.1 million. Several additional REO properties, totaling $5.5 million, that were scheduled to close in the second fiscal quarter were delayed and are expected to close in the December quarter.

RVSB Second Quarter Fiscal 2014 Results
October 29, 2013

“We continue to be aggressive in the marketing and pricing of our existing REO properties in an attempt to liquidate these properties quickly.  Based on sales activity during the last six months, as well as pending sales activity, the updated pricing strategy appears to be working,” Wysaske concluded.

As a result of significant improvement in credit quality, coupled with the decline in net loan charge-offs and substantial loan loss reserves already in place, Riverview recorded no provision during the second quarter.  This compares to a $2.5 million provision recapture in the preceding quarter and a $500,000 provision for loan losses in the second quarter a year ago.

The allowance for loan losses was $13.7 million at September 30, 2013, representing 2.62% of total loans and 84.67% of nonperforming loans. At June 30, 2013, the allowance for loan losses was $13.7 million, representing 2.61% of total loans and 64.03% of nonperforming loans. Riverview recorded $1,000 in net loan charge-offs during the second fiscal quarter, compared to a net recovery of $554,000 in the first fiscal quarter.  Total net charge-offs during the last twelve months totaled $344,000.

Balance Sheet Review

Riverview’s performing loan portfolio increased by $2.8 million during the quarter. However, due to Riverview’s continued focus on reducing nonperforming and classified loan balances, total loans declined during the quarter.  Net loans were $509.4 million at September 30, 2013 compared to $511.7 million at June 30, 2013 and $562.1 million at September 30, 2012.

“We continue to look for ways to improve our lending infrastructure and improve efficiencies,” said Wysaske.  “We recently reallocated internal staff to provide our lending teams with additional resources to improve our lending capacity. As classified loan balances continue to decline, we expect that our loan balance growth will continue to improve.” During the second fiscal quarter, new loan production totaled $27.5 million.

The CRE loan portfolio totaled $293.9 million at September 30, 2013, of which 32% was owner-occupied and 68% was investor-owned. The CRE portfolio contained eight loans totaling $8.2 million that were nonperforming, representing 2.8% of the total CRE portfolio and 50.8% of total nonperforming loans.

Total deposits increased $13.3 million to $672.8 million at September 30, 2013 compared to $659.5 million three months earlier. The Company’s focus remains on growing our low cost core customer deposits.

Shareholders’ equity improved to $81.0 million at quarter-end, compared to $80.1 million three months earlier and $75.6 million a year earlier. Tangible book value per share increased to $2.45 per diluted share compared to $2.41 per diluted share at June 30, 2013 and $2.20 a year ago.

In fiscal 2012, Riverview established a valuation allowance against its deferred tax asset. At September 30, 2013, the total valuation allowance was $15.7 million. The Company continues to review the deferred tax asset on a quarterly basis to determine the appropriate valuation allowance.  Any future reversals of the deferred tax asset valuation allowance could decrease our income tax expense, and increase both after tax earnings and shareholders’ equity.

Income Statement

Riverview’s second quarter net interest income was $6.1 million compared to $6.2 million in the preceding quarter and $7.8 million in the second quarter a year ago.  In the first six months of fiscal year 2014, the net interest income was $12.3 million compared to $15.9 million in the same period a year earlier.

“Our margin remained under pressure during the quarter due to an increase in cash balances compared to a year ago, as well as the re-pricing of loans in the loan portfolio to the current lower interest rates,” said Wysaske. “We deployed over $30 million of cash in the last six months into our investment portfolio in order to help offset some of the impact from the continued low interest rates.” Riverview’s net interest margin was 3.37% in the fiscal second quarter compared to 3.51% for the preceding quarter and 4.31% in the fiscal second quarter a year ago.

Non-interest income was $1.9 million in the second quarter compared to $2.2 million in the preceding quarter and $2.3 million in the second quarter a year ago. The decline from the year ago quarter was partly due to $232,000 in fees and service charges resulting from loan prepayment penalties in the second quarter a year ago.  Asset management fees

RVSB Second Quarter Fiscal 2014 Results
October 29, 2013

increased to $595,000 during the quarter compared to $504,000 in the same quarter a year ago as a result of an increase in assets under management at our Trust company.

Non-interest expense decreased to $7.6 million in the second quarter of fiscal 2014 compared to $9.2 million in the preceding quarter and $7.8 million in the second quarter of fiscal 2013. REO expenses decreased $1.1 million compared to the preceeding quarter due to our lower REO balances and fewer writedowns.

Capital and Liquidity

Riverview continues to maintain capital levels in excess of the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 16.03% and a Tier 1 leverage ratio of 10.20% at September 30, 2013.

As of September 30, 2013, the Bank had available total and contingent liquidity of more than $500 million, representing 64% of total assets. Included in the Bank’s total liquidity was more than $175 million of cash and short-term investments.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Riverview believes that certain non-GAAP financial measures provide investors with information useful in understanding the company’s financial performance; however, readers of this report are urged to review these non-GAAP financial measures in conjunction with GAAP results as reported.

Financial measures that exclude intangible assets are non-GAAP measures. To provide investors with a broader understanding of capital adequacy, Riverview provides non-GAAP financial measures for tangible common equity, along with the GAAP measure. Tangible common equity is calculated as shareholders’ equity less goodwill and other intangible assets. In addition, tangible assets are total assets less goodwill and other intangible assets.

The following table provides a reconciliation of ending shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands)	September 30, 2013	June 30, 2013	September 30, 2012	March 31, 2013

Shareholders' equity	$80,968	$80,144	$75,607	$78,442
Goodwill	25,572	25,572	25,572	25,572
Other intangible assets, net	427	455	520	454

Tangible shareholders' equity	$54,969	$54,117	$49,515	$52,416

Total assets	$788,878	$774,578	$809,553	$777,003
Goodwill	25,572	25,572	25,572	25,572
Other intangible assets, net	427	455	520	454

Tangible assets	$762,879	$748,551	$783,461	$750,977

RVSB Second Quarter Fiscal 2014 Results
October 29, 2013

About Riverview

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor. With assets of $789 million, it is the parent company of the 90 year-old Riverview Community Bank, as well as Riverview Asset Management Corp. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. There are 18 branches, including thirteen in the Portland-Vancouver area and three lending centers.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to: the Company’s ability to raise common capital, the amount of capital it intends to raise and its intended use of that capital; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in the Company’s allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in the Company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, the Company’s net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in the Company’s market areas; secondary market conditions for loans and the Company’s ability to sell loans in the secondary market; results of examinations of us by the Office of Comptroller of the Currency or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase the Company’s reserve for loan losses, write-down assets, change Riverview Community Bank’s regulatory capital position or affect the Company’s ability to borrow funds or maintain or increase deposits, which could adversely affect its liquidity and earnings; the Company’s compliance with regulatory enforcement actions we have entered into with the OCC and the possibility that our noncompliance could result in the imposition of additional enforcement actions and additional requirements or restrictions on our operations; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the Company’s ability to attract and retain deposits; further increases in premiums for deposit insurance; the Company’s ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company’s assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on the Company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect the Company’s workforce and potential associated charges; computer systems on which the Company depends could fail or experience a security breach; the Company’s ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and the Company’s ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; the Company’s ability to pay dividends on its common stock; and interest or principal payments on its junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services and the other risks described from time to time in our filings with the SEC.

Such forward-looking statements may include projections. Any such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the Securities Exchange Commission regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.

The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2014 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

RVSB Second Quarter Fiscal 2014 Results
October 29, 2013

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(In thousands, except share data) (Unaudited)	September 30, 2013	June 30, 2013	September 30, 2012	March 31, 2013
ASSETS

Cash (including interest-earning accounts of $99,955, $96,110, $83,642	$114,337	$111,878	$98,367	$115,415
and $100,093)
Certificate of deposits	37,920	42,652	41,797	44,635
Loans held for sale	1,571	1,258	1,289	831
Investment securities available for sale, at fair value	21,899	14,590	6,278	6,216
Mortgage-backed securities held to maturity, at amortized	108	122	164	125
Mortgage-backed securities available for sale, at fair value	17,706	6,068	679	431
Loans receivable (net of allowance for loan losses of $13,696, $13,697,
$20,140, and $15,643)	509,447	511,692	562,058	520,369
Real estate and other pers. property owned	13,481	13,165	24,481	15,638
Prepaid expenses and other assets	3,141	2,800	3,894	3,063
Accrued interest receivable	1,659	1,751	1,958	1,747
Federal Home Loan Bank stock, at cost	7,023	7,089	7,285	7,154
Premises and equipment, net	16,895	17,708	17,745	17,693
Deferred income taxes, net	271	498	616	522
Mortgage servicing rights, net	388	406	420	388
Goodwill	25,572	25,572	25,572	25,572
Core deposit intangible, net	39	49	100	66
Bank owned life insurance	17,421	17,280	16,850	17,138

TOTAL ASSETS	$788,878	$774,578	$809,553	$777,003

LIABILITIES AND EQUITY

LIABILITIES:
Deposit accounts	$672,806	$659,495	$699,227	$663,806
Accrued expenses and other liabilities	8,887	8,966	7,926	8,006
Advance payments by borrowers for taxes and insurance	486	237	1,060	1,025
Junior subordinated debentures	22,681	22,681	22,681	22,681
Capital lease obligation	2,401	2,420	2,477	2,440
Total liabilities	707,261	693,799	733,371	697,958

EQUITY:
Shareholders' equity
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
September 30, 2013 - 22,471,890 issued and outstanding;
June 30, 2013 – 22,471,890 issued and outstanding;	225	225	225	225
September 30, 2012 - 22,471,890 issued and outstanding;
March 31, 2013 – 22,471,890 issued and outstanding;
Additional paid-in capital	65,557	65,541	65,576	65,551
Retained earnings	16,150	15,809	11,543	14,169
Unearned shares issued to employee stock ownership trust	(438)	(464)	(541)	(490)
Accumulated other comprehensive loss	(526)	(967)	(1,196)	(1,013)
Total shareholders’ equity	80,968	80,144	75,607	78,442

Noncontrolling interest	649	635	575	603
Total equity	81,617	80,779	76,182	79,045

TOTAL LIABILITIES AND EQUITY	$788,878	$774,578	$809,553	$777,003

RVSB Second Quarter Fiscal 2014 Results
October 29, 2013

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income
	Three Months Ended			Six Months Ended
(In thousands, except share data) (Unaudited)	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
INTEREST INCOME:
Interest and fees on loans receivable	$6,465	$6,605	$8,468	$13,070	$17,513
Interest on investment securities-taxable	77	39	38	116	91
Interest on investment securities-non taxable	-	-	7	-	15
Interest on mortgage-backed securities	52	16	7	68	15
Other interest and dividends	170	171	128	341	257
Total interest income	6,764	6,831	8,648	13,595	17,891

INTEREST EXPENSE:
Interest on deposits	514	527	699	1,041	1,522
Interest on borrowings	150	150	162	300	511
Total interest expense	664	677	861	1,341	2,033
Net interest income	6,100	6,154	7,787	12,254	15,858
Less provision for loan losses	-	(2,500)	500	(2,500)	4,500

Net interest income after provision for loan losses	6,100	8,654	7,287	14,754	11,358

NON-INTEREST INCOME:
Fees and service charges	1,094	1,030	1,331	2,124	2,388
Asset management fees	595	736	504	1,331	1,108
Gain on sale of loans held for sale	116	317	152	433	879
Bank owned life insurance income	141	142	148	283	297
Other	(59)	21	179	(38)	82
Total non-interest income	1,887	2,246	2,314	4,133	4,754

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,867	3,870	3,609	7,737	7,402
Occupancy and depreciation	1,190	1,244	1,236	2,434	2,470
Data processing	430	688	292	1,118	606
Amortization of core deposit intangible	9	17	18	26	37
Advertising and marketing expense	204	204	269	408	488
FDIC insurance premium	417	411	394	828	681
State and local taxes	108	126	137	234	285
Telecommunications	81	68	116	149	237
Professional fees	315	338	281	653	702
Real estate owned expenses	492	1,612	891	2,104	1,830
Other	534	665	569	1,199	1,350
Total non-interest expense	7,647	9,243	7,812	16,890	16,088

INCOME BEFORE INCOME TAXES	340	1,657	1,789	1,997	24
PROVISION (BENEFIT) FOR INCOME TAXES	(1)	17	2	16	17
NET INCOME	$341	$1,640	$1,787	$1,981	$7

Earnings (loss) per common share:
Basic	$0.02	$0.07	$0.08	$0.09	$-
Diluted	$0.02	$0.07	$0.08	$0.09	$-
Weighted average number of shares outstanding:
Basic	22,364,120	22,357,962	22,339,487	22,361,058	22,336,425
Diluted	22,365,460	22,358,633	22,339,487	22,361,941	22,336,425

RVSB Second Quarter Fiscal 2014 Results
October 29, 2013

(Dollars in thousands)	At or for the three months ended			At or for the six months ended
	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
AVERAGE BALANCES
Average interest–earning assets	$718,118	$702,926	$716,932	$710,559	$742,403
Average interest-bearing liabilities	574,990	568,246	591,460	571,631	613,674
Net average earning assets	143,128	134,680	125,472	138,928	128,729
Average loans	525,490	531,427	605,382	528,443	638,408
Average deposits	670,820	657,136	699,243	664,015	715,936
Average equity	81,906	79,997	76,008	80,957	76,244
Average tangible equity	55,884	53,974	49,886	54,935	50,194

ASSET QUALITY	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012

Non-performing loans	16,175	21,390	28,031
Non-performing loans to total loans	3.09%	4.07%	4.81%
Real estate/repossessed assets owned	13,481	13,165	24,481
Non-performing assets	29,656	34,555	52,512
Non-performing assets to total assets	3.76%	4.46%	6.49%
Net loan charge-offs in the quarter	1	(554)	1,332
Net charge-offs in the quarter/average net loans	0.00%	(0.42)%	0.87%

Allowance for loan losses	13,696	13,697	20,140
Average interest-earning assets to average
interest-bearing liabilities	124.89%	123.70%	121.21%
Allowance for loan losses to
non-performing loans	84.67%	64.03%	71.85%
Allowance for loan losses to total loans	2.62%	2.61%	3.46%
Shareholders’ equity to assets	10.26%	10.35%	9.34%

CAPITAL RATIOS
Total capital (to risk weighted assets)	16.03%	15.81%	13.41%
Tier 1 capital (to risk weighted assets)	14.76%	14.54%	12.13%
Tier 1 capital (to leverage assets)	10.20%	10.27%	9.09%
Tangible common equity (to tangible assets)	7.21%	7.23%	6.32%

DEPOSIT MIX	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	March 31, 2013

Interest checking	$93,117	$93,058	$80,634	$91,754
Regular savings	60,862	55,716	49,813	54,316
Money market deposit accounts	225,921	213,239	228,236	217,091
Non-interest checking	118,101	117,498	136,661	112,527
Certificates of deposit	174,805	179,984	203,883	188,118
Total deposits	$672,806	$659,495	$699,227	$663,806

RVSB Second Quarter Fiscal 2014 Results
October 29, 2013

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOANS

		Commercial		Commercial
		Real Estate	Real Estate	& Construction
	Commercial	Mortgage	Construction	Total
September 30, 2013	(Dollars in thousands)
Commercial	$70,510	$-	$-	$70,510
Commercial construction	-	-	7,537	7,537
Office buildings	-	83,560	-	83,560
Warehouse/industrial	-	43,501	-	43,501
Retail/shopping centers/strip malls	-	64,802	-	64,802
Assisted living facilities	-	7,657	-	7,657
Single purpose facilities	-	94,415	-	94,415
Land	-	17,522	-	17,522
Multi-family	-	36,800	-	36,800
One-to-four family	-	-	4,313	4,313
Total	$70,510	$348,257	$11,850	$430,617

March 31, 2013	(Dollars in thousands)
Commercial	$71,935	$-	$-	$71,935
Commercial construction	-	-	5,719	5,719
Office buildings	-	86,751	-	86,751
Warehouse/industrial	-	41,124	-	41,124
Retail/shopping centers/strip malls	-	67,472	-	67,472
Assisted living facilities	-	13,146	-	13,146
Single purpose facilities	-	89,198	-	89,198
Land	-	23,404	-	23,404
Multi-family	-	34,302	-	34,302
One-to-four family	-	-	3,956	3,956
Total	$71,935	$355,397	$9,675	$437,007

LOAN MIX	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	March 31, 2013
Commercial and construction
Commercial	$70,510	$69,175	$74,953	$71,935
Other real estate mortgage	348,257	350,122	385,715	355,397
Real estate construction	11,850	10,792	16,920	9,675
Total commercial and construction	430,617	430,089	477,588	437,007
Consumer
Real estate one-to-four family	90,550	93,341	102,473	97,140
Other installment	1,976	1,959	2,137	1,865
Total consumer	92,526	95,300	104,610	99,005

Total loans	523,143	525,389	582,198	536,012

Less:
Allowance for loan losses	13,696	13,697	20,140	15,643
Loans receivable, net	$509,447	$511,692	$562,058	$520,369

RVSB Second Quarter Fiscal 2014 Results
October 29, 2013

DETAIL OF NON-PERFORMING ASSETS

	Northwest	Other	Southwest	Other
	Oregon	Oregon	Washington	Washington	Other	Total
September 30, 2013	(dollars in thousands)
Non-performing assets

Commercial	$-	$161	$519	$-	$-	$680
Commercial real estate	2,265	-	5,723	224	-	8,212
Land	418	800	668	-	-	1,886
Multi-family	2,532	-	-	-	-	2,532
Commercial construction	-	-	-	-	-	-
One-to-four family construction	-	-	-	-	-	-
Real estate one-to-four family	402	230	1,690	543	-	2,865
Consumer	-	-	-	-	-	-
Total non-performing loans	5,617	1,191	8,600	767	-	16,175

REO	-	3,858	7,656	1,967	-	13,481

Total non-performing assets	$5,617	$5,049	$16,256	$2,734	$-	$29,656

DETAIL OF SPEC CONSTRUCTION AND LAND DEVELOPMENT LOANS

	Northwest	Other	Southwest	Other
	Oregon	Oregon	Washington	Washington	Other	Total
September 30, 2013	(dollars in thousands)
Land and Spec Construction Loans

Land Development Loans	$667	$4,046	$12,809	$-	$-	$17,522
Spec Construction Loans	-	-	3,986	-	-	3,986

Total Land and Spec Construction	$667	$4,046	$16,795	$-	$-	$21,508

RVSB Second Quarter Fiscal 2014 Results
October 29, 2013

	At or for the three months ended			At or for the six months ended
SELECTED OPERATING DATA	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012

Efficiency ratio (4)	95.74%	110.04%	77.34%	103.07%	78.05%
Coverage ratio (6)	79.77%	66.58%	99.68%	72.55%	98.57%
Return on average assets (1)	0.17%	0.85%	0.88%	0.51%	0.00%
Return on average equity (1)	1.65%	8.22%	9.33%	4.88%	0.02%

NET INTEREST SPREAD
Yield on loans	4.88%	4.99%	5.55%	4.93%	5.47%
Yield on investment securities	1.57%	1.44%	2.38%	1.53%	2.74%
Total yield on interest earning assets	3.74%	3.90%	4.79%	3.82%	4.81%

Cost of interest bearing deposits	0.37%	0.39%	0.49%	0.38%	0.52%
Cost of FHLB advances and other borrowings	2.37%	2.40%	2.57%	2.38%	4.05%
Total cost of interest bearing liabilities	0.46%	0.48%	0.58%	0.47%	0.66%

Spread (7)	3.28%	3.42%	4.21%	3.35%	4.15%
Net interest margin	3.37%	3.51%	4.31%	3.44%	4.26%

PER SHARE DATA
Basic earnings per share (2)	$0.02	$0.07	$0.08	$0.09	$-
Diluted earnings per share (3)	$0.02	$0.07	$0.08	$0.09	$-
Book value per share (5)	3.60	3.57	3.36	3.60	3.36
Tangible book value per share (5)	2.45	2.41	2.20	2.45	2.20
Market price per share:
High for the period	$2.96	$2.67	$1.49	$2.96	$2.29
Low for the period	2.42	2.27	1.24	2.27	1.08
Close for period end	2.63	2.51	1.37	2.63	1.37
Cash dividends declared per share	-	-	-	-	-

Average number of shares outstanding:
Basic (2)	22,364,120	22,357,962	22,339,487	22,361,058	22,336,425
Diluted (3)	22,365,460	22,358,633	22,339,487	22,361,941	22,336,425

(1)	Amounts for the quarterly periods are annualized.
(2)	Amounts exclude ESOP shares not committed to be released.
(3)	Amounts exclude ESOP shares not committed to be released and include common stock equivalents.
(4)	Non-interest expense divided by net interest income and non-interest income.
(5)	Amounts calculated based on shareholders’ equity and include ESOP shares not committed to be released.
(6)	Net interest income divided by non-interest expense.
(7)	Yield on interest-earning assets less cost of funds on interest bearing liabilities.

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Note: Transmitted on Globe Newswire on October 29, 2013 at 1:00 PDT.